EXHIBIT 4.6

                          SCOTT & STRINGFELLOW, INC.
                              CUSTOMER AGREEMENT

                    In consideration for you (the "Broker") opening or maintaining one or more accounts (the "Account") for the undersigned (the "Customer"), the Customer agrees to the terms and conditions contained in this Agreement.
          The heading of each provision of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such provision. For purposes of this Agreement, "securities and other property" means, but is not limited to, money, securities, financial instruments and commodities of every kind and nature and related contacts and options, except that the provisions of paragraph 21 herein (the arbitration clause) shall not apply to commodities accounts. This definition includes securities or other property currently or hereafter held carried or maintained by you or any of your affiliates, in your possession or control, or in the possession or control of any such affiliate, for any purpose, in and for any of my accounts now or hereafter opened, including any account in which I may have an interest.

                    1.  APPLICABLE RULES AND REGULATIONS.  All
          transactions in the Customer's Account shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market, and its clearing house, if any, where the transactions are executed by the Broker or its agents, including its subsidiaries and affiliates. Also, where applicable, the transactions shall be subject
          (a) to the provisions of (1) the Securities Exchange Act of 1934, as amended, and (2) the Commodities Exchange Act, as amended; and (b) to the rules and regulations of
          (1) the Securities Exchange Commission, (2) the Board of Governors of the Federal Reserve System and (3) the Commodities Futures Trading Commission.

                    2.  AGREEMENT CONTAINS ENTIRE
          UNDERSTANDING/ASSIGNMENT. This Agreement contains the entire understanding between the Customer and the Broker concerning the subject matter of this Agreement. Customer may not assign the rights and obligations hereunder without first obtaining the prior written consent of the Broker.

                    3.  SEVERABILITY.  If any provision of this
          Agreement is to be held invalid, void or unenforceable by reason of any law, rule, administrative order or judicial decision, that determination shall not affect the validity of the remaining provisions of this Agreement.

                    4. WAIVER. Except as specifically permitted in this Agreement, no provision of this Agreement can be, nor be deemed to be, waived, altered, modified or amended unless such is agreed to in a writing signed by the Broker.

                    5. DELIVERY OF SECURITIES. Without abrogating any of the Broker's rights under any other portion of this Agreement and subject to any indebtedness of the Customer to the Broker, the Customer is entitled, upon appropriate demand, to receive physical delivery of fully paid securities in the Customer's Account.

                    6. LIENS. All securities and other property of the Customer in any account in which the Customer has an interest shall be subject to a lien for the discharge of any and all indebtedness or any other obligation of the Customer to the Broker. All securities and other property of the Customer shall be held by the Broker as security for the payment of any such obligations or indebtedness to the Broker in any Account that the Customer may have an interest, and the Broker subject to applicable law may, at any time and without prior notice to the Customer, use and/or transfer any or all securities and other property interchangeably in any Account(s) in which the Customer has an interest (except regulated commodity Accounts).

                    7.  PLEDGE OF SECURITIES AND OTHER PROPERTY.
          Within the limitations imposed by applicable laws, rules and regulations, all securities and other property of the Customer may be pledged and repledged and hypothecated and rehypothecated by the Broker from time to time, without notice to the Customer, either separately or in common with such other securities and other property of other bona fide customers of the Broker, for any amount due to the Broker in the Customer's Account(s). The Broker may do so without retaining in its possession or under its control for delivery a like amount of similar securities or other property.

                    8. INTEREST. Debit balances of the Account(s) of the Customer shall be charged with interest in accordance with the Broker's established custom, as disclosed to the Customer pursuant to the provisions of Rule 10b-16 of the Securities Exchange Act of 1934.

                    I HAVE READ AND UNDERSTAND THE STATEMENT OF
          CREDIT PRACTICES DESCRIBING INTEREST CHARGES PRINTED ON
          THE REVERSE SIDE.

                    9.  DISCLOSURES REGARDING LIQUIDATIONS AND
          COVERING POSITIONS. The Customer should clearly understand that, notwithstanding a general policy of giving customers notice of a margin deficiency, the Broker is not obligated to request additional margin from the Customer in the event the Customer's account falls below minimum maintenance requirements. More importantly, there may/will be circumstances where the Broker will liquidate securities and/or other property in the account without notice to the Customer to ensure that minimum maintenance requirements are satisfied.

                    10. LIQUIDATIONS AND COVERING POSITIONS. The Broker shall have the right in accordance with its general policies regarding margin maintenance requirements to require additional collateral on the liquidation of any securities and other property whenever Broker's discretion considers it necessary for its protection including in the event of, but not limited to: the failure of the Customer to promptly meet any call for additional collateral; the filing of a petition in bankruptcy by or against the Customer; the appointment of a receiver is filed by or against the Customer; an attachment is levied against any account of the Customer or in which the Customer has an interest or; the Customer's death. In such event, the Broker is authorized to sell any and all securities and other property in any account of the Customer whether carried individually or jointly with others, to buy all securities or other property which may be short in such account(s), to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, other notice of sale or purchase, or other notice or advertisement each of which is expressly waived by the Customer. Any such sales or purchases may be made at Broker's discretion on any exchange or other market where such business is usually transacted or at public auction or private sale, and Broker may be the purchaser for Broker's own account. It is understood a prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of Broker's right to sell or buy without demand or notice as herein provided.

                    11. MARGIN. The Customer agrees to maintain in all accounts with the Broker such positions and margins as required by all applicable statutes, rules, regulations, procedures and custom, or as the Broker deems necessary or advisable. The Customer agrees to promptly satisfy all margin and maintenance calls.

                    12.  SATISFACTION OF INDEBTEDNESS.  The
          Customer agrees to satisfy, upon demand, any indebtedness, and to pay any debit balance remaining when the Customer's Account is closed, either partially or totally. Customer Account(s) may not be closed without Broker first receiving all securities and other property for which the Account is short and all funds to pay in full for all securities and other property in which the Account(s) are long.

                    13. TRANSACTIONS AND SETTLEMENTS. All orders for the purchase or sale of securities and other property will be authorized by the Customer and executed with the understanding that an actual purchase or sale is intended and that it is the Customer's intention and obligation in every case to deliver certificates or commodities to cover any and all sales or to pay for any purchase upon the Broker's demand. If the Broker makes a short sale of any securities and other property at the Customer's direction or if the Customer fails to deliver to the Broker any securities and other property that the Broker has sold at the Customer's direction, the Broker is authorized to borrow the securities and other property necessary to enable the Broker to make delivery and the Customer agrees to be responsible for any cost or loss the Broker may incur, or the cost of obtaining the securities and other property if the Broker is unable to borrow it. The Broker is the Customer's agent to complete all such transactions and is authorized to make advances and expend monies as are required.

                    14.  SALES BY CUSTOMER.  The Customer
          understands and agrees any order to sell "short" will be designated as such by the Customer, and that the Broker will mark the order as "short." All other sell orders will be for securities owned ("long"), at that time, by the Customer. By placing the order the Customer affirms that he will deliver the securities on or before the settlement date.

                    15. BROKER AS AGENT. The Customer understands that the Broker is acting as the Customer's agent, unless the Broker notifies the Customer, in writing before the settlement date for the transaction, that the Broker is acting as a dealer for its own account or as agent for some other person.

                    16.  CONFIRMATIONS AND STATEMENTS.
          Confirmations of transactions and statements for the Customer's Account(s) shall be binding upon the Customer if the Customer does not object, in writing, within ten days after receipt by the Customer. Notice or other communications, including margin and maintenance calls delivered or mailed to the address given below shall, until the Broker has received notice in writing of a different address, be deemed to have been personally delivered to the Customer whether actually received or not.

                    17. SUCCESSORS. Customer hereby agrees that this Agreement and all the terms thereof shall be binding upon Customer's heirs, executors, administrators, personal representatives, and assigns. This Agreement shall inure to the benefit of the Broker's present organization, and any successor organization, irrespective of any change or changes at any time in the personnel thereof, for any cause whatsoever.

                    18. CHOICE OF LAWS. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF VIRGINIA AND SHALL BE CONSTRUED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA.

                    19.  CAPACITY TO CONTRACT, CUSTOMER
          AFFILIATION. By signing below, the Customer represents that he/she is of legal age, and that he/she is not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm or member corporation registered on any exchange, or of a bank, trust company, insurance company or of any corporation, firm or individual engaged in the business of dealing, either as broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper, and that the Customer will promptly notify the Broker in writing if the Customer is now or becomes so employed. The Customer also represents that no one except the Customer has an interest in the account or accounts of the Customer with you.

                    20. DISCLOSURES TO ISSUERS. Under Rule 14b-1(c) of the Securities Exchange Act of 1934, we are required to disclose to an issuer the name, address and securities position of our customers who are beneficial owners of that issuer's securities unless the customer objects. Therefore, please check one of the boxes below:

          ( ) Yes. I do object to the disclosure of such information.

          (X) No. I do not object to the disclosure of such information.

                    21.  LOAN OR PLEDGE OF SECURITIES.  THE
          CUSTOMER HEREBY AUTHORIZES THE BROKER TO LEND EITHER TO ITSELF OR TO OTHERS ANY SECURITIES HELD BY THE BROKER IN THE CUSTOMER'S MARGIN ACCOUNT AND TO CARRY SUCH PROPERTY IN ITS GENERAL LOANS. SUCH PROPERTY MAY BE PLEDGED, REPLEDGED, HYPOTHECATED OR REHYPOTHECATED EITHER SEPARATELY OR IN COMMON WITH OTHER SUCH PROPERTY FOR ANY AMOUNTS DUE TO THE BROKER THEREON OR FOR A GREATER SUM AND THE BROKER SHALL HAVE NO OBLIGATION TO RETAIN A LIKE AMOUNT OF SIMILAR PROPERTY IN ITS POSSESSION AND CONTROL.

                    22.  Upon the effectiveness of an S-3
          registration statement filed by Customer with respect to the pledged collateral, and receipt of opinion letters satisfactory to Scott & Stringfellow, Broker will lend funds pursuant to the terms of this Customer Agreement.

                    23. This Customer Agreement has been modified by and is subject to the provisions of the letter agreement from Scott & Stringfellow to the WorldCorp ESOP of even date herewith, and the Registration Rights Agreement between Scott & Stringfellow and WorldCorp and WorldCorp's Guarantee Agreement, all of even date herewith.

                                    /s/ William F. Gorog
                                   WorldCorp Employee Savings
                                     and Stock Ownership Trust
                                   William F. Gorog, Trustee
                                   13873 Park Center Road
                                   Herndon, VA  22071



                 METHOD OF COMPUTING INTEREST ON YOUR ACCOUNT

          INTEREST CHARGE

                    An interest charge will be imposed for any statement period during which your average daily debit balance is greater than zero. The normal statement period will end on the last Friday in each month, but will end on the last business day of December. The statement period may be for some fraction of a normal statement period on opening or closing your account.

                    Interest will ordinarily be calculated through the last Friday of the normal statement period and will ordinarily be charged to the account on the last Friday of the normal statement period. In December, interest will ordinarily be calculated through the last business day of December and will ordinarily be charged to the account on the last business day of December.

          DETERMINATION OF INTEREST RATE

                    The annual rate of interest to be applied each time interest is charged to your account will depend upon and will vary with the size of your average daily debit balance for the period and with the average call money rate in effect during the interest period, in accordance with the following schedule:

           If Your Average Daily Debit   The Annual Interest Rate
           Balance for the Period is:    Applied Will Be:

           $0 to $24,999                 1 3/4 above the average
                                         call money rate for the
                                         period

           $25,000 and above             1 1/2 above the average
                                         call money rate for the
                                         period

                    The call money rate is based on published rates for call money lent brokers on stock exchange collateral or call money rates quoted by commercial banks, as determined by Scott & Stringfellow Investment Corp.

                    Under no circumstance will the call money rate used to determine the interest rate exceed the cost of borrowing money. "Cost of borrowing money" shall be the higher of (a) the interest rate charged Scott & Stringfellow Investment Corp. by a bank doing business in Virginia on loans collateralized by securities; or (b) the interest rate charged Scott & Stringfellow Investment Corp. by a bank doing business in Virginia on loans for business purposes.

                    Your average daily debit balance for each interest period will be computed by adding each daily debit balance in your account and dividing that sum by the number of days in that period.

                    You will be given at least 30 days prior written notice of any changes in the terms and conditions under which interest is charged other than changes which are explained herein, are required by law or result in lower interest charges.

          CALCULATION OF INTEREST CHARGES

                    To compute the interest charge to be made to your account for any period of time, multiply the average daily debit balance for such period by the applicable interest rate and by the number of days in the period and divide that product by 360.

                    Any credit or debit balance in the cash account will be combined with the balance in the margin account for the purpose of computing interest.

                    A credit balance in any short account will not reduce the average daily debit balance in your margin account because such credit balances are normally used to collateralize the borrowing of stock to make delivery against the short sale. However, short sale positions will be marked to the market weekly and such changes resulting therefrom will affect the debit balance in your margin account. Therefore, if such change results in a credit, such credit will be transferred to your margin account as a credit; and conversely, if such change results in a debit, such debit will be transferred as a debit to your margin account.

          COLLATERAL

                    By virtue of the Customer's Agreement which you have executed, or will execute upon opening a margin account with us, we have or will have a general lien on all monies, securities or other properties we may at any time be carrying for you or which may be in our possession for any purpose, including safekeeping, to secure the discharge of all your obligations to us.

                    Notwithstanding you may have deposited monies, securities or other properties with us sufficient to satisfy the margin requirements of any law, rule or regulation enacted or promulgated by any government regulatory body or authority, we expressly reserve the right to require you at any time, and from time to time, to deliver to us such additional collateral as we, in our sole discretion, may deem necessary to adequately secure us in the discharge of all your obligations to us.

                    This notice is written to conform with
          Securities and Exchange Commission Rule 10b-16.

                    Should you have any questions, please let us suggest that you talk to your Investment Broker.

          SCOTT & STRINGFELLOW, INC.
          P.O. BOX 1575
          RICHMOND, VA  23213
          (804) 643-1811
          (800) 552-7757